Exhibit 10.8

                [Form of 6% Subordinated Note due May 1, 2001]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THE SECURITY, AGREES FOR THE BENEFIT OF EMCORE CORPORATION (THE "COMPANY) THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (1) TO THE COMPANY (UPON REPURCHASE THEREOF OR OTHERWISE), (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PROVIDED THAT THERE ARE NO DIRECTED SELLING EFFORTS IN THE UNITED STATES AND OTHER ADDITIONAL CONDITIONS OF REGULATION S FOR RESALE HAVE BEEN SATISFIED, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT, (5) IN RELIANCE ON ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND SUBJECT TO THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS SECURITY MAY NOT BE TRANSFERRED FOR 120 DAYS FOLLOWING AN INITIAL PUBLIC OFFERING OF SECURITIES OF THE COMPANY.

No. N-002                                                          $__________

                              EMCORE CORPORATION
                             Somerset, New Jersey

                             6% Subordinated Note
                                Due May 1, 2001
                            Issue Date: May 1, 1996


  EMCORE Corporation, a New Jersey Corporation (the "Corporation"), for value received, promises to pay to __________ or registered assigns, the sum of ___________________ Dollars ($__________) on May 1, 2001 upon presentation and surrender of this Note at the office of the Corporation in Somerset, New Jersey, and to pay interest at the rate of six percent (6%) per annum semi-annually on the first day of November and May of each year, computed from the Issue Date, until payment of the principal amount of this Note has been made. Payment of principal and interest shall be made at the offices of the Corporation, in lawful money of the United States of America, and shall be mailed to the registered owner or owners hereof at the address appearing on the books of the Corporation.

     1.  The Note. This Note is one of a duly authorized issue of $9,500,000
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of notes of the Corporation designated as its 6% Subordinated Notes due May 1,
2001 (the "Notes"), all of like date, tenor and maturity, except variations necessary to express the amount and payee of each note and except for the Issue Date.

     2. Equal Rank. All notes of this issue and series rank equally and ratably without priority over one another.

     3. Redemption. The Notes may be redeemed in whole or in part at the option of the Corporation at any time at a redemption payment equal to 100% of the outstanding principal amount of the Note plus interest accrued to the date of redemption. In the event of a partial redemption, Notes shall be redeemed ratably from each holder thereof. The Corporation shall give notice by mail of any redemption at least 20 business days before the date of redemption.

     4.  Redemption of Notes at Option of Holders Upon a Change in Control.
In the event of a Change in Control (as defined below), the holder hereof will have the option to require the Corporation to purchase all or any part of this Note on a date that is 40 business days after the occurrence of such Change in Control (the "Change in Control Purchase Date") for a purchase price equal to 101% of the principal amount thereof plus accrued interest to the Change in Control Purchase Date, unless such control was acquired pursuant to a waiver by the Board of Directors of this provision. The Corporation covenants that, prior to the mailing of the notice to holders of Notes (the "Holders") provided for below, but in any event within 30 days following any Change in Control, the Corporation shall (i) repay in full all Senior Indebtedness (as defined below) or (ii) obtain the requisite consent under the Corporation's Senior Indebtedness to permit the repurchase of the Notes pursuant to this covenant and a failure to comply with the covenant of the preceding sentence despite good faith efforts shall not constitute a default hereunder. The Corporation shall first comply with the covenant in the preceding sentence before it shall be required to repurchase the Notes pursuant to this covenant. Within 10 days after any Change in Control requiring the Corporation to deliver the notice to Holders provided for below, the Corporation shall so notify the Holders of Senior Indebtedness.

     Within 20 business days after the occurrence of the Change in Control, the Corporation shall mail to each Holder or cause to be mailed a written notice of the Change in Control, setting forth, among other things, the terms and conditions of, and the procedures required for exercise of, the Holder's right to require the purchase of such Holder's Notes.

     To exercise the purchase right, a Holder must deliver written notice of such exercise to the Corporation at any time prior to the close of business on the Change in Control Purchase Date, specifying the Notes with respect to which the right of purchase is being exercised. Such notice of exercise may be withdrawn by the Holder by a written notice of withdrawal delivered to the Corporation at any time prior to the close of business on the Change in Control Purchase Date.

     A "Change in Control" shall be deemed to have occurred at such time after the original issuance of the Notes as there shall occur the acquisition by any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, or any successor provision to either of the foregoing) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, through proxies or otherwise, of shares of capital stock of the Corporation entitling such Person to (a) exercise 50% or more of the total voting power of all shares of capital stock of the
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Corporation entitled to vote generally in elections of directors; or (b) elect a majority of the members of the Corporation's Board of Directors pursuant to a proxy contest or otherwise (other than Jesup & Lamont Merchant Partners, L.L.C.). A change in control effected by a waiver of the Board of Directors shall not trigger this redemption feature.
     5. Subordination. This Note is subordinate and junior in right of payment to all existing and future Senior Indebtedness of the Corporation, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed. Upon any payments or distribution of assets of the Corporation in any dissolution winding-up, liquidation or reorganization of the Corporation (whether in an insolvency or bankruptcy proceeding or otherwise), payment in full (including principal thereof, interest thereon and fees and expenses relating thereto) on such Senior Indebtedness shall occur prior to any payment or distribution being made with respect to the Notes.
Upon the happening and during the continuance of a payment Event of Default under any Senior Indebtedness, no payment may be made by the Corporation on or in respect of the Notes. Upon the happening and during the continuance of a non-payment Event of Default under any Senior Indebtedness and following receipt by the Corporation of notice from such holder(s) of Senior Indebtedness, no payment may be made on the Notes for a period of up to 179 days during any consecutive 365 day period, unless such default shall be cured or waived. No such subordination will prevent the occurrence of any Event of Default.

     "Senior Indebtedness" means (a) the principal of and premium, if any, and interest (including, without limitation, any interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceedings, whether or not constituting an allowed claim in any such proceedings) of the following, whether presently outstanding or hereafter incurred or created: all indebtedness or obligations of the Company for money borrowed (other than that evidenced by the Notes) or assets acquired which is evidenced by a note, bond, or similar instrument (including a purchase money mortgage) given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business) including securities; (b) all obligations constituting bank debt; (c) all obligations of the Corporation:

(i) for the reimbursement of any obligor on any letter of credit banker's acceptance or similar credit transaction, (ii) Under interest rate swaps, caps, collars, options and similar arrangements, and (iii) under any foreign exchange contract, currency swap agreement, futures contract, currency option contract or other foreign currency hedge; (d) all obligations for the payment of money relating to a capitalized lease obligation, (e) any liabilities of others described in the preceding clauses (a), (b), (c), and (d) which the Corporation has guaranteed or which are otherwise its legal liability; and (f) renewals, extensions, refundings, restructurings, amendments and modifications of any such indebtedness or guarantee. Notwithstanding anything to the contrary, Senior indebtedness shall not include (y) any indebtedness of the Corporation to a subsidiary except to the extent any such indebtedness is pledged by such subsidiary as security for any bank debt, or (z) any indebtedness or guarantee of the Corporation which by its terms or the terms of the instrument creating or evidencing it is not superior in right of payment of the Notes.

     6. Amendments to the Note. All terms and provisions of this Note may be amended by the Holders of 51% of the aggregate principal amount of all Notes of this class outstanding on the date of the amendment.
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     7.   Default.  If any of the following, events occur ("Event of
Default"), the entire unpaid principal amount of, and accrued and unpaid interest on, this Note shall immediately be due and payable.

     a) The Corporation falls to pay any interest on this Note when it is due and payable, and the failure continues for a period of 30 days;
     b) The Corporation fails to pay the principal of this Note at its maturity;

     c) The Corporation commences any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect; or the Corporation is adjudicated insolvent or bankrupt by a court of competent jurisdiction; or the Corporation petitions or applies for, acquiesces in, or consents to, the appointment of any receiver or trustee of the Corporation or for all or substantially all of its property or assets; or the Corporation makes an assignment for the benefit of its creditors; or the Corporation admits in writing its inability to pay its debts as they mature; or

     d) There is commenced against the Corporation any proceeding relating to the Corporation under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect, and the proceeding remains undismissed for a period of 60 days or the Corporation by any act indicates its consent to, approval of, or acquiescence in, the proceeding; or a receiver or trustee is appointed for the Corporation or for all or substantially all of its property or assets, and the receivership or trusteeship remains undischarged for a period of 60 days; or a warrant of attachment, execution or similar process is issued against any substantial part of the property or assets of the Corporation, and the warrant or similar process is not dismissed or bonded within 60 days after the levy.

     8. Exchange. The holder of this Note may, at any time on or before the date of its maturity, by surrendering this Note to the Corporation at its office, exchange this Note and/or any other of the Notes for another note or notes of a like principal amount and of like tenor, date and maturity.

     9. Transfer. This Note may be transferred only at the office of the Corporation by the surrender hereof for cancellation, along with a proper instrument of transfer (with the signature guaranteed to the Corporation's satisfaction), and upon the payment of any stamp tax or other governmental charge connected with the transfer. If this Note is transferred, a new note or notes of like tenor, date and maturity shall be issued to the transferee.

     10. Registered owner. The Corporation may treat the person or persons whose name or names appear hereon as the absolute owner or owners of this Note for the purpose of receiving payment of, or on account of, the principal and interest due on this Note and for all other purposes, and it shall not be affected by any notice to the contrary.

     11. Corporate obligation. The holder or holders of this Note shall not have any recourse for the payment in whole or of any part of the principal or interest on this Note against any incorporator, or present or future stockholder of the Corporation by virtue of any law, or by the enforcement of
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any assessment, or otherwise, or against any officer or director of the
Corporation by reason of any matter prior to the delivery of this Note, or against any present or future officer or director of the Corporation. The holder of this Note, by the acceptance hereof and as a part of the consideration for this Note, expressly agrees that the Note is an obligation solely of the Corporation and expressly releases all claims and waives all liability against the foregoing persons in connection with this Note.

     IN WITNESS WHEREOF, the Corporation has signed and sealed this 6% Note due May 1, 2001, this ___ day of May, 1996.

                              EMCORE CORPORATION


                              By:______________________________
                                   Norman E. Schumaker, President

Corporate Seal

                              By:______________________________
                                   Thomas G. Werthan, Secretary
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